UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

Xoom Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35801	94-3401054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Market Street, 12th Floor San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 777-4800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 25, 2015, Keith Rabois provided notice of his intention to resign from the board of directors (the “Board”) of Xoom Corporation (the “Company”), effective immediately following the Company’s annual meeting of stockholders, currently scheduled to be held on May 28, 2015.  Mr. Rabois’ departure is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Mr. Rabois is an independent director of the Company and serves as a member of the Nominating and Corporate Governance Committee and Compliance Committee of the Board.

(d) On March 26, 2015, the Board appointed Mr. Tom Killalea to serve as a Class III director to hold office until the Company’s 2016 annual meeting of stockholders or until his successor has been duly elected and qualified, subject to his earlier resignation or removal.

Mr. Killalea spent sixteen years at Amazon.com, Inc. where he served in various leadership roles, most recently as its Vice President of Technology for the Kindle Content Ecosystem. Mr. Killalea is currently advising several private technology-driven companies. Mr. Killalea holds a Bachelor degree in Education from the National University of Ireland, and a Bachelor of Science degree in Computer Science from Trinity College in Dublin.

The Board has determined that Mr. Killaea qualifies as an independent director under the rules of the NASDAQ Stock Market LLC. Mr. Killalea has not been appointed to serve on any committee of the Board. Any committee service will be determined by the Board and will be disclosed at the time of such future determination. There are no understandings or arrangements between Mr. Killalea and any other person pursuant to which Mr. Killalea was appointed as a director. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Killalea and the Company.

Mr. Killalea will receive compensation pursuant to the Company’s non-employee director compensation practices described in the Company’s annual proxy statement filed with the Securities and Exchange Commission on April 16, 2014. The Company will enter into its standard form of Indemnification Agreement with Mr. Killalea in connection with his appointment to the Board.

A copy of the press release announcing Mr. Rabois’ resignation and Mr. Killalea’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

July
Exhibit No.	Description of Exhibits
10.1*	Form of Indemnification Agreement
99.1	Press release dated March 27, 2015, titled “Xoom Announces Appointment of Tom Killalea to Board of Directors and Resignation of Keith Rabois”

* Previously filed on January 11, 2013 as Exhibit 10.4 to the Company’s Registration Statement on Form S-1

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2015
XOOM CORPORATION

	By:	/s/ John Kunze
John Kunze
Chief Executive Officer

EXHIBIT INDEX

Uly
Exhibit No.	Description of Exhibits
10.1*	Form of Indemnification Agreement
99.1	Press release dated March 27, 2015, titled “Xoom Announces Appointment of Tom Killalea to Board of Directors and Resignation of Keith Rabois”

* Previously filed on January 11, 2013 as Exhibit 10.4 to the Company’s Registration Statement on Form S-1